                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                   FORM 8-K/A

                                AMENDMENT NO. 1
                                       TO

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




      Date of Report (Date of earliest event reported) - August 24, 2000



                          REGENT COMMUNICATIONS, INC.
               (Exact name of registrant as specified in charter)



          DELAWARE                       0-15392                 31-1492857
(State or other jurisdiction           (Commission              (IRS Employer
      of incorporation)               File Number)           Identification No.)



                         100 EAST RIVERCENTER BOULEVARD
                                    9TH FLOOR
                           COVINGTON, KENTUCKY 41011
                    (Address of principal executive offices)


                                 (859) 292-0030
              (Registrant's telephone number, including area code)

This Amendment No. 1 to the Current Report on Form 8-K dated August 24, 2000 and filed on August 29, 2000, is submitted to include the required financial statements of radio stations WGRD-FM, WTRV-FM, WLHT-FM, and WNWZ-AM in Grand Rapids, Michigan, radio stations WQBJ-FM, WQBK-FM and WTMM-AM in Albany,
New York and radio stations WGNA-FM, WGNA-AM and WABT-FM in Albany, New York, and the required pro forma financial information which were impracticable to provide at the time the Form 8-K was initially filed.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On August 24, 2000, pursuant to the terms of an Asset Exchange Agreement dated as of March 12, 2000, as amended, we acquired from Clear Channel Broadcasting, Inc., Capstar Radio Operating Company and their related entities substantially all of the assets of four FM and two AM radio stations in Albany, New York and three FM and one AM radio stations in Grand Rapids, Michigan in exchange for substantially all of the assets of our five FM and three AM radio stations in the Mansfield, Ohio and Victorville, California markets and the payment by us of $80,465,000 in cash.

        Stations Acquired                                   Stations Disposed of
        -----------------                                   --------------------
Albany, NY...............     WQBJ(FM)            Victorville, CA...............     KZXY(FM)
                              WQBK(FM)                                               KATJ(FM)
                              WABT(FM)                                               KIXA(FM)
                              WGNA(FM)                                               KIXW(AM)
                              WGNA(AM)                                               KROY(AM)
                              WTMM(AM)

Grand Rapids, MI.........     WLHT(FM)            Mansfield, OH.................     WYHT(FM)
                              WGRD(FM)                                               WSWR(FM)
                              WTRV(FM)                                               WMAN(AM)
                              WNWZ(AM)

         The sources for the cash portion of the purchase price paid by us were as follows:

         (a) borrowings in the amount of $44,000,000 under our Credit Agreement with Fleet National Bank, as Administrative Agent and Issuing Lender, GE Capital Commercial Finance, Inc., as Syndication Agent, Dresdner Bank AG, New York and Grand Cayman Branches, as Documentation Agent, and the several lenders party thereto; and

         (b) $36,465,000 of proceeds from our initial public offering of common stock completed on January 28, 2000 and cash from operations.

         The terms of this transaction were arrived at and agreed upon through arms' length negotiations between the parties. We intend to continue to use the assets acquired in a manner consistent with their use prior to their acquisition by us.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

The following information is included in this report beginning at page F-1:

RADIO STATIONS - WQBJ-FM, WQBK-FM and WTMM-AM

         Report of Independent Accountants

         Combined Balance Sheets at June 30, 2000 (Unaudited) and December 31, 1999 and 1998

         Combined Statements of Operations for the six months ended June 30, 2000 (Unaudited) and 1999 (Unaudited) and for the years ended December 31, 1999 and 1998

         Combined Statements of Cash Flows for the six months ended June 30, 2000 (Unaudited) and 1999 (Unaudited) and for the years ended December 31, 1999 and 1998

         Combined Statements of Stations' Equity for the years ended December 31, 1999 and 1998

         Notes to the Combined Financial Statements


RADIO STATIONS - WGNA-FM, WGNA-AM and WABT-FM

         Report of Independent Accountants

         Combined Balance Sheets at June 30, 2000 (Unaudited) and December 31, 1999 and 1998

         Combined Statements of Operations for the six months ended June 30, 2000 (Unaudited) and 1999 (Unaudited) and for the period from July 13, 1999 to December 31, 1999, the period from January 1, 1999 to July 12, 1999, the period from May 28, 1998 to December 31, 1998 and the period from January 1, 1998 to May 27, 1998

         Combined Statements of Cash Flows for the six months ended June 30, 2000 (Unaudited) and 1999 (Unaudited) and for the period from July 13, 1999 to December 31, 1999, the period from January 1, 1999 to July 12, 1999, the period from May 28, 1998 to December 31, 1998 and the period from January 1, 1998 to May 27, 1998

         Combined Statements of Stations' Equity for the period from July 13, 1999 to December 31, 1999, the period from January 1, 1999 to July 12, 1999, the period from May 28, 1998 to December 31, 1998 and the period from January 1, 1998 to May 27, 1998.

         Notes to the Combined Financial Statements


RADIO STATIONS - WGRD-FM, WTRV-FM, WLHT-FM and WNWZ-AM

         Report of Independent Accountants

         Combined Balance Sheets at June 30, 2000 (Unaudited) and December 31, 1999 and 1998

         Combined Statements of Operations for the six months ended June 30, 2000 (Unaudited) and 1999 (Unaudited) and for the period from July 13, 1999 to December 31, 1999, the period from January 1, 1999 to July 12, 1999, and the period from February 1, 1998 to December 31, 1998

         Combined Statements of Cash Flows for the six months ended June 30, 2000 (Unaudited) and 1999 (Unaudited) and for the period from July 13, 1999 to December 31, 1999, the period from January 1, 1999 to July 12, 1999, and the period from February 1, 1998 to December 31, 1998

         Combined Statements of Stations' Equity for the period from July 13, 1999 to December 31, 1999, the period from January 1, 1999 to July 12, 1999 and the period from February 1, 1998 to December 31, 1998.

         Notes to the Combined Financial Statements

         (b)      PRO FORMA FINANCIAL INFORMATION.

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements contain our results of operations for the year ended December 31, 1999 and the six months ended June 30, 2000 and our balance sheet as of June 30, 2000, after giving effect to the transactions described below. The unaudited pro forma statements of operations give effect to the following transactions as if they had occurred on January 1, 1999, and the unaudited pro forma balance sheet as of June 30, 2000 gives effect to the following transactions as if they had occurred as of June 30, 2000. The unaudited pro forma financial statements give effect to:

         o all significant radio station acquisitions that we have completed since January 1, 1999, including WJON (AM), WWJO
                  (FM) and KMXK (FM) in St. Cloud, Minnesota; WRIE (AM), WXKC
                  (FM), and WXTA (FM) in Erie, Pennsylvania; KROD (AM), KLAQ
                  (FM), and KSII (FM) in El Paso, Texas; WIBX (AM), WRUN (AM), WFRG (FM), WLZW (FM) and WODZ (FM) in Utica, New York; WTNY
                  (AM), WUZZ (AM), WFRY (FM) and WCIZ (FM) in Watertown, New York; WTMM (AM), WGNA (AM), WGNA (FM), WQBK (FM), WABT (FM) and WQBJ (FM) in Albany, New York; and WNWZ (AM), WLHT (FM), WGRD (FM) and WTRV (FM) in Grand Rapids, Michigan;

         o all significant radio station dispositions that we have completed since January 1, 1999, including WSSP (FM) in Charleston, South Carolina; KCBQ (AM) in San Diego, California; KFLG (AM), KAAA (AM), KFLG (FM), and KZZZ (FM) in Kingman, Arizona; KOWL (AM) and KRLT (FM) in Lake Tahoe, California; WMAN (AM), WYHT (FM) and WSWR (FM) in Mansfield, Ohio; and KIXW (AM), KROY (AM), KATJ (FM), KZXY (FM) and KIXA
                  (FM) in Victorville, California;

         o the payment of accumulated, unpaid dividends on all series of preferred stock;

         o the private placement of our Series K convertible preferred stock;

         o the redemption of our Series B convertible preferred stock and the conversion of all other series of convertible preferred stock into common stock;

         o the repayment of all borrowings under our former bank credit facility and payment of new bank credit facility fees;

         o        the repurchase of 275,152 shares of our common stock; and

         o the public offering of our common stock and use of the net proceeds.

The unaudited pro forma financial statements are based on our historical consolidated financial statements and the historical financial statements of those entities acquired in our consummated transactions. They reflect the use of the purchase method of accounting for all acquisitions but do not reflect any estimated cost savings that we believe will be realized. The final allocation of the relative purchase prices of the stations acquired is determined a reasonable time after consummation of such transactions and is based on independent appraisals of the assets acquired and liabilities assumed. Accordingly, the information presented may differ from the final purchase price allocations; however, in our opinion, the final purchase price allocations will not differ significantly from the information presented. In our opinion, all adjustments have been made that are necessary to present fairly the pro forma data.

         The unaudited pro forma financial statements are presented for illustrative purposes only and are not indicative of the operating results or financial position that would have occurred if the transactions described above had been completed on the dates indicated.

You should read the unaudited pro forma financial statements presented below together with our consolidated financial statements and notes contained in this report starting on page F-1 and those previously filed. See our Form 10-K/A filed April 4, 2000, Form 10-Q filed August 10, 2000 and Form S-1 (Amendment No. 1) filed December 29, 1999.

                          REGENT COMMUNICATIONS, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999


                                                                                                              PRO FORMA
                                                                        HISTORICAL         ADJUSTMENTS       AS ADJUSTED
                                                                          1999              FOR 1999             FOR
                                                     HISTORICAL         COMPLETED          COMPLETED          COMPLETED
                                                       REGENT         TRANSACTIONS(1)     TRANSACTIONS       TRANSACTIONS
                                                     ----------       ---------------     ------------       ------------
                                                                  (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net broadcast revenues                                $ 23,854            $ 779                               $ 24,633
Station operating expenses                              18,325             (207)                                18,118
Depreciation and amortization                            3,368              424            $  (104)(4)           3,688
Corporate general and administrative
expenses                                                 2,774              593                                  3,367
                                                      --------            -----            -------            --------
     Operating income (loss)                              (613)             (31)               104                (540)
Interest expense                                        (5,248)            (420)              (638)(5)          (6,306)
Other income (expense), net                               (438)              13                                   (425)
                                                      --------            -----            -------            --------
     Loss from continuing operations,
       before income taxes                              (6,299)            (438)              (534)             (7,271)
Income tax expense                                          --               --                                     --
                                                      --------            -----            -------            --------
     Loss from continuing operations                    (6,299)            (438)              (534)             (7,271)
Preferred stock dividends and accretion                (22,427)              --               (505)(5)         (22,932)
                                                      --------            -----            -------            --------
     Loss from continuing operations
       attributable to common stockholders            $(28,726)           $(438)           $(1,039)           $(30,203)
                                                      ========            =====            =======            ========

Basic and diluted loss per common share               $(119.69)


Weighted average common shares used in basic
     and diluted computations                              240


                                                       ADJUSTMENTS           HISTORICAL         ADJUSTMENTS
                                                           FOR                  2000             FOR 2000
                                                        FINANCING            COMPLETED           COMPLETED         PRO FORMA
                                                     TRANSACTIONS(2)       TRANSACTIONS(3)      TRANSACTIONS      AS ADJUSTED
                                                     ---------------       ---------------      ------------      -----------
                                                                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net broadcast revenues                                                         $26,678                             $ 51,311
Station operating expenses                                                      16,676                               34,794
Depreciation and amortization                                                    7,045            $  3,549(4)        14,282
Corporate general and administrative
expenses                                                                           714                                4,081
                                                         -------               -------            --------         --------
     Operating income (loss)                                                     2,243              (3,549)          (1,846)
Interest expense                                         $ 6,306                (1,665)             (4,400)(6)       (6,065)
Other income (expense), net                                                         76                                 (349)
                                                         -------               -------            --------         --------
     Income (loss) from continuing operations,
       before income taxes                                 6,306                   654              (7,949)          (8,260)
Income tax expense                                                                (494)                494               --
                                                         -------               -------            --------         --------
     Income (loss) from continuing operations              6,306                   160              (7,455)          (8,260)
Preferred stock dividends and accretion                   22,932                    --                                   --
                                                         -------               -------            --------         --------
     Income (loss) from continuing operations
       attributable to common stockholders               $29,238               $   160            $ (7,455)        $ (8,260)
                                                         =======               =======            ========         ========

Basic and diluted loss per common share                                                                            $   (.24)


Weighted average common shares used in basic
     and diluted computations                                                                                        34,516(7)



See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Statements of Operations.

                          REGENT COMMUNICATIONS, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2000



                                                                    ADJUSTMENTS        HISTORICAL      ADJUSTMENTS
                                                                        FOR               2000           FOR 2000
                                                     HISTORICAL      FINANCING         COMPLETED        COMPLETED       PRO FORMA
                                                       REGENT      TRANSACTIONS(2)   TRANSACTIONS(3)   TRANSACTIONS    AS ADJUSTED
                                                     ----------    ---------------   ---------------   ------------    -----------
                                                                     (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net broadcast revenues                                $ 18,138                          $ 7,425                          $25,563
Station operating expenses                              12,697                            4,309                           17,006
Depreciation and amortization                            3,269                            4,830          $  (792)(4)       7,307
Corporate general and administrative
expenses                                                 2,131                              232                            2,363
                                                      --------        -------           -------          -------         -------
     Operating income (loss)                                41                           (1,946)             792          (1,113)
Interest expense                                        (2,478)       $ 2,478                --           (2,200)(6)      (2,200)
Other income, net                                          728                                1                              729
                                                      --------        -------           -------          -------         -------
     Income (loss) from continuing operations,
       before income taxes                              (1,709)         2,478            (1,945)          (1,408)         (2,584)
Income tax (expense) benefit                                --                              200             (200)             --
                                                      --------        -------           -------          -------         -------
     Income (loss) from continuing operations           (1,709)         2,478            (1,745)          (1,608)         (2,584)
Preferred stock dividends and accretion                (27,240)        27,240                --                               --
                                                      --------        -------           -------          -------         -------
     Income (loss) from continuing operations
       attributable to common stockholders            $(28,949)       $29,718           $(1,745)         $(1,608)        $(2,584)
                                                      ========        =======           =======          =======         =======

Basic and diluted income (loss) per common share      $   (.98)                                                          $  (.07)


Weighted average common shares used in basic
     and diluted computations                           29,365                                                            34,582(7)




See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Statements of Operations.

                          REGENT COMMUNICATIONS, INC.
            NOTES TO THE UNDAUDITED PRO FORMA CONDENSED CONSOLIDATED
                            STATEMENTS OF OPERATIONS

(1) Adjusts for historical revenues and expenses for the year ended December 31, 1999 for stations acquired or disposed of by us during 1999. The adjustment reflects our acquisitions of three radio stations in the St. Cloud, Minnesota market and three radio stations in the Erie, Pennsylvania market and our dispositions of one radio station in Charleston, South Carolina, one radio station in San Diego, California, three radio stations in Kingman, Arizona and two radio stations in Lake Tahoe, California.


      The following table summarizes the historical revenues and expenses of the stations acquired by us during 1999 for the period from January 1,1999 through the date they were acquired by us and eliminates the historical revenues and expenses of the stations we divested during 1999 for the period from January 1, 1999 through the date we divested the stations:


                     HISTORICAL 1999 COMPLETED TRANSACTIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999

                                                                                                  HISTORICAL
                                                                                                     1999
                                                    HISTORICAL     HISTORICAL      HISTORICAL      COMPLETED
                                                       ERIE        ST. CLOUD      DISPOSITIONS   TRANSACTIONS
                                                    ----------     ----------     ------------   ------------
                                                                     (DOLLARS IN THOUSANDS)
Net broadcast revenues                                $2,077         $1,007         $(2,305)        $  779
Station operating expenses                             1,081            657          (1,945)          (207)
Depreciation and amortization                            609             72            (257)           424
Corporate general and administrative
expenses                                                 376            217              --            593
                                                      ------         ------         -------         ------
     Operating income (loss)                              11             61            (103)           (31)
Interest expense                                        (380)           (39)             (1)          (420)
Other income, net                                         13             --              --             13
                                                      ------         ------         -------         ------
     Income (loss) from continuing operations,
       before income taxes                              (356)            22            (104)          (438)
Income tax expense                                        --             --              --             --
                                                      ------         ------         -------         ------
     Income (loss) from continuing operations         $ (356)        $   22         $  (104)        $ (438)
                                                      ======         ======         =======         ======

(2) Adjustments for Financing Transactions reflects the decrease in interest expense related to the use of proceeds from the private and public offerings to redeem our Series B convertible preferred stock, to pay all accumulated, unpaid dividends on all series of preferred stock and to repay all of our borrowings under our former bank credit facility, as well as, to eliminate preferred stock dividends and accretion. A non-recurring charge of $1,114,000 to write off deferred financing costs related to our former bank credit facility has not been reflected in the accompanying Unaudited Pro Forma Condensed Consolidated Statements of Operations.


(3) Adjusted for historical revenues and expenses of stations acquired or disposed by us in 2000. The adjustment reflects our acquisition of three radio stations in El Paso, Texas, five radio stations in Utica, New York, and four radio stations in Watertown, New York completed January 2000, and six radio stations in Albany, New York and four radio stations in Grand Rapids, Michigan completed August 24, 2000. The adjustment also reflects our disposition of three radio stations in Mansfield, Ohio and five radio stations in Victorville, California completed August 24, 2000.


     The following table summarizes the historical revenues and expenses for the year ended December 31, 1999 of the stations acquired by us in 2000 and eliminates the historical revenues and expenses for the year ended December 31, 1999 of the stations we divested in 2000.


                     HISTORICAL 2000 COMPLETED TRANSACTIONS
                      For the Year Ended December 31, 1999

                                                                                                                        HISTORICAL
                                                                  HISTORICAL   HISTORICAL    HISTORICAL                   2000
                                        HISTORICAL   HISTORICAL   WQBJ,WQBK   WGNA-FM,WABT   WGRD,WTRV    HISTORICAL    COMPLETED
                                          EL PASO      FOREVER       WTMM       WGNA-AM      WLHT,WNNZ   DISPOSITIONS  TRANSACTIONS
                                        ----------   ----------   ----------  ------------   ----------  ------------  ------------
                                                                        (DOLLARS IN THOUSANDS)
Net broadcast revenues                    $5,288       $8,112       $3,116       $6,534        $9,211      $(5,583)      $26,678
Station operating expenses                 3,821        4,196        2,691        3,508         6,038       (3,578)       16,676
Depreciation and amortization                620          997          503        3,250         2,867       (1,192)        7,045
Corporate general and administrative
expenses                                     180           --           81          187           266           --           714
                                          ------       ------       ------       ------        ------      -------       -------
     Operating income (loss)                 667        2,919         (159)        (411)           40         (813)        2,243
Interest expense                            (801)        (864)          --           --            --           --        (1,665)
Other income, net                             --           44           --           (4)           37           (1)           76
                                          ------       ------       ------       ------        ------      -------       -------
     Income (loss) from continuing
       operations, before income taxes      (134)       2,099         (159)        (415)           77         (814)          654
Income tax expense                            --           --           --         (128)         (366)          --          (494)
                                          ------       ------       ------       ------        ------      -------       -------
     Income (loss) from continuing
       operations                         $ (134)      $2,099       $ (159)      $ (543)       $ (289)     $  (814)      $   160
                                          ======       ======       ======       ======        ======      =======       =======

     The following table summarizes the historical revenues and expenses of the stations acquired by us during 2000 for the period January 1, 2000 through the date they were acquired by us and eliminates the historical revenues and expenses of the stations we divested during 2000 for the period January 1, 2000 through the date we divested the stations:


                     HISTORICAL 2000 COMPLETED TRANSACTIONS
                     For the Six Months Ended June 30, 2000


                                                                                                                        HISTORICAL
                                                                  HISTORICAL   HISTORICAL   HISTORICAL                     2000
                                          HISTORICAL  HISTORICAL   WQBJ,WQBK  WGNA-FM,WABT  WGRD,WTRV     HISTORICAL    COMPLETED
                                           EL PASO     FOREVER       WTMM       WGNA-AM     WLHT,WNNZ    DISPOSITIONS  TRANSACTIONS
                                          ----------  ----------  ----------  ------------  ---------    ------------  ------------
                                                                         (DOLLARS IN THOUSANDS)
Net broadcast revenues                       $389       $590        $1,271       $3,256       $4,698       $(2,779)      $ 7,425
Station operating expenses                    332        312           883        1,768        2,910        (1,896)        4,309
Depreciation and amortization                  52         83           243        2,576        2,364          (488)        4,830
Corporate general and administrative
expenses                                       --         --            37           76          119            --           232
                                             ----       ----        ------       ------       ------       -------       -------
     Operating income (loss)                    5        195           108       (1,164)        (695)         (395)       (1,946)
Interest expense                               --         --            --           --           --            --            --
Other income, net                               1         --            --           --           --            --             1
                                             ----       ----        ------       ------       ------       -------       -------
     Income (loss) from continuing
       operations, before income taxes          6        195           108       (1,164)        (695)         (395)       (1,945)
Income tax (expense) benefit                   --         --            --          224          (24)           --           200
                                             ----       ----        ------       ------       ------       -------       -------
     Income (loss) from continuing
       operations                            $  6       $195        $  108       $ (940)      $ (719)      $  (395)      $(1,745)
                                             ====       ====        ======       ======       ======       =======       =======

(4) Adjustment gives effect to the depreciation and amortization of assets acquired in our transactions in 1999 and 2000. Assigned lives for the acquired assets are as follows: FCC licenses and goodwill, 20 years; buildings, 40 years; broadcasting equipment, 6 to 13 years; furniture and fixtures, 5 years; and other intangibles, 5 to 15 years. Depreciation expense has been calculated on a straight-line basis.


(5) Adjustment to reflect increased interest expense resulting from the debt incurred for the St. Cloud, Minnesota and Erie, Pennsylvania stations acquired in 1999.

                                                                                                        SIX MONTHS
                                                                              YEAR ENDED                  ENDED
                                                                          DECEMBER 31, 1999           JUNE 30, 2000
                                                                          -----------------           -------------
                                                                                         (IN THOUSANDS)
      Interest on the $14,818,000 indebtedness under our
           former bank credit facility as if borrowed from
           January 1, 1999 at 8.50% (variable)                                  $1,260                     $ 107

      Less:  historical interest expense recorded by us in
           connection with the St. Cloud and Erie stations
           acquired                                                               (622)                     (107)
                                                                                ------                     -----

           Net adjustment                                                       $  638                     $  --
                                                                                ======                     =====



      The variable rate used to calculate pro forma interest expense on our former bank credit facility is 8.50%. The rate is based on the rate in effect at December 31, 1999.

      In addition an adjustment to reflect additional dividend requirements and accretion related to convertible preferred stock that was issued in conjunction with the acquisition of the St. Cloud, Minnesota and Erie, Pennsylvania stations acquired in 1999.

(6) Adjustment to reflect increased interest expense resulting from indebtedness of $44,000,000 under our existing bank credit facility as if borrowed from January 1, 1999 at 10.00%. The variable interest rate used to calculate pro forma interest on our existing bank credit facility is based on the rate in effect on August 24, 2000. A 0.125% change in the interest rate on our existing bank credit facility results in a $61,000 and $46,000 change in the pro forma interest expense for the year ended December 31, 1999 and for the six months ended June 30, 2000, respectively.

(7) Historical weighted average common shares have been adjusted to reflect the issuance of 18,400,000 common shares in the January 2000 public offering of common stock (including the underwriters' overallotment of 2,400,000 shares exercised in February 2000), together with the conversion of 15,775,839 shares of convertible preferred stock to the same number of common shares, the redemption of 1,000,000 shares of convertible preferred stock, the repurchase of 275,152 shares of common stock and the issuance of 100,000 shares of common stock in connection with the acquisition of stations in New York, all of which was completed in January 2000. Basic and diluted earnings per share are the same for all periods presented due to the effect of potential common stock being antidilutive on a historical basis and proforma basis.

                          REGENT COMMUNICATIONS, INC.
            Unaudited Pro Forma Condensed Consolidated Balance Sheet
                                at June 30, 2000


                                                                                                 AUGUST           PRO FORMA
                                                                            HISTORICAL            2000                AS
                                                                              REGENT         TRANSACTIONS(1)       ADJUSTED
                                                                            ----------       ---------------      ---------
                                                                                              (IN THOUSANDS)
ASSETS
     Current assets:
          Cash and cash equivalents                                          $ 33,792           $(33,792)          $     --
          Accounts receivable, net                                              7,689                 --              7,689
          Other current assets                                                    495                 --                495
          Assets held for sale                                                  2,000                 --              2,000
                                                                             --------           --------           --------
               Total current assets                                            43,976            (33,792)            10,184
     Property and equipment, net                                               17,723              3,164             20,887
     Intangible assets, net                                                   119,738            102,718            222,456
     Other assets, net                                                          7,190                 --              7,190
                                                                             --------           --------           --------
               Total assets                                                  $188,627           $ 72,090           $260,717
                                                                             ========           ========           ========

LIABILITIES AND STOCKHOLDERS' EQUITY
     Current liabilities:
          Current portion of long-term debt                                  $     60                 --           $     60
          Other current liabilities                                             3,434           $  2,673              6,107
                                                                             --------           --------           --------
               Total current liabilities                                        3,494              2,673              6,167
     Long-term debt, less current portion                                         540             44,000             44,540
     Other long-term liabilities                                                   92              7,607              7,699
                                                                             --------           --------           --------
               Total liabilities                                                4,126             54,280             58,406

     Stockholders' equity (deficit):
       Preferred stock                                                             --                 --                 --
       Common stock                                                               349                 --                349
       Treasury stock                                                          (1,513)                --             (1,513)
       Additional paid-in capital                                             256,559                 --            256,559
       Retained deficit                                                       (70,894)            17,810            (53,084)
                                                                             --------           --------           --------
               Total stockholders' equity                                     184,501             17,810            202,311
                                                                             --------           --------           --------
               Total liabilities and stockholders' equity                    $188,627           $ 72,090           $260,717
                                                                             ========           ========           ========





See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Balance Sheet.

                          REGENT COMMUNICATIONS, INC.
     Notes to the Unaudited Pro Forma Condensed Consolidated Balance Sheet




(1) Records the purchase of substantially all of the assets, excluding accounts receivable, of four FM and two AM stations in Albany, New York and three FM and one AM stations in Grand Rapids, Michigan in exchange for substantially all the assets of our five FM and three AM stations in the Mansfield, Ohio and Victorville, California markets with a fair value of $34,812,000 and the payment by us of $80,465,000 in cash.


                                                      STATIONS ACQUIRED                      STATIONS DIVESTED
                                       ----------------------------------------------     -----------------------
                                       WQBJ,WQBK         WGNA-FM,WABT       WGRD,WTRV     MANSFIELD   VICTORVILLE
                                          WTMM             WGNA-AM          WLHT,WNNZ     STATIONS      STATIONS         TOTAL
                                       ---------         ------------       ---------     ---------   -----------       ------
                                                                                (IN THOUSANDS)
     FCC licenses                        11,260             49,873            47,405       (5,562)       (8,138)        94,838
     Property and equipment, net          1,475              1,509             2,225       (1,081)         (964)         3,164
     Goodwill                               438              6,143             2,556         (352)         (905)         7,880
     Deferred tax liability                  --             (5,705)           (1,902)          --            --         (7,607)
                                         ------            -------           -------       ------       -------        -------
                                         13,173             51,820            50,284       (6,995)      (10,007)        98,275
                                         ======            =======           =======       ======       =======        =======



     The cash portion of the transaction of $80,465,000 was funded through the use of borrowings in the amount of $44,000,000 under our bank credit facility, from the cash proceeds of the January 2000 public offering and with cash from operations.

         (c)      EXHIBITS.

         The Exhibit Index following the signature page hereof constitutes a list of all Exhibits filed with or incorporated by reference in this Form 8-K/A.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   REGENT COMMUNICATIONS, INC.


Date:  November 7, 2000                            By: /s/ Terry S. Jacobs
                                                      -------------------------
                                                      Terry S. Jacobs,
                                                      Chairman of the Board and
                                                      Chief Executive Officer

                                  EXHIBIT INDEX

         The following exhibits are filed, or incorporated by reference where indicated, as part of this Current Report on Form 8-K/A:

EXHIBIT
NUMBER      EXHIBIT DESCRIPTION
------      -------------------

2(a) Asset Exchange Agreement dated as of March 12, 2000 by and among Clear Channel Broadcasting, Inc., Clear Channel Broadcasting Licenses, Inc., Capstar Radio Operating Company, Capstar TX Limited Partnership, Regent Broadcasting of Victorville, Inc., Regent Licensee of Victorville, Inc., Regent Broadcasting of Palmdale, Inc., Regent Licensee of Palmdale, Inc., Regent Broadcasting of Mansfield, Inc. and Regent Licensee of Mansfield, Inc. (previously filed as Exhibit 2(g) to the Registrant's Form 10-K for the year ended December 31, 1999 and incorporated herein by this reference)

2(b) First Amendment to Asset Exchange Agreement made on May 31, 2000 by and among Clear Channel Broadcasting, Inc., Clear Channel Broadcasting Licenses, Inc., Capstar Radio Operating Company, Capstar TX Limited Partnership, Regent Broadcasting of Victorville, Inc., Regent Licensee of Victorville, Inc., Regent Broadcasting of Palmdale, Inc., Regent Licensee of Palmdale, Inc., Regent Broadcasting of Mansfield, Inc. and Regent Licensee of Mansfield, Inc. (previously filed as Exhibit 2(b) to the Registrant's Form 10-Q for the quarter ended June 30, 2000 and incorporated herein by this reference)

2(c) Second Amendment to Asset Exchange Agreement made on June 2, 2000 by and among Clear Channel Broadcasting, Inc., Clear Channel Broadcasting Licenses, Inc., Capstar Radio Operating Company, Capstar TX Limited Partnership, Regent Broadcasting of Victorville, Inc., Regent Licensee of Victorville, Inc., Regent Broadcasting of Mansfield, Inc. and Regent Licensee of Mansfield, Inc. (previously filed as Exhibit 2(c) to the Registrant's Form 10-Q for the quarter ended June 30, 2000 and incorporated herein by this reference)

10(a) Letter agreement dated March 12, 2000 from Clear Channel Communications, Inc. addressed to Regent Broadcasting of Victorville, Inc., Regent Licensee of Victorville, Inc., Regent Broadcasting of Palmdale, Inc., Regent Licensee of Palmdale, Inc., Regent Broadcasting of Mansfield, Inc. and Regent Licensee of Mansfield, Inc. (previously filed as Exhibit 10(b) to the Registrant's Form 10-K for the year ended December 31, 1999 and incorporated herein by this reference)

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of
Regent Communications, Inc.


In our opinion, the accompanying combined balance sheets and the related combined statements of operations, cash flows, and stations' equity present fairly, in all material respects, the financial position of Clear Channel Communications, Inc. radio stations WQBJ-FM, WQBK-FM and WTMM-AM (the "Stations") at December 31, 1999 and 1998, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Stations' management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



/s/ PricewaterhouseCoopers LLP

November 3, 2000
Cincinnati, Ohio

RADIO STATIONS WQBJ-FM, WQBK-FM AND WTMM-AM
COMBINED BALANCE SHEETS
--------------------------------------------------------------------------------

                                                               JUNE 30,                DECEMBER 31,
                                                                 2000             1999               1998
                                                             -----------        ----------        ----------
                                                             (UNAUDITED)
ASSETS
Current assets:
    Cash                                                      $   73,052        $    3,917        $   18,544
    Accounts receivable, less allowance for doubtful
     accounts of $35,622, $19,617 and $21,188 in 2000,
     1999 and 1998                                               709,775           615,639           554,728
    Barter receivable                                            130,902            31,350                --
    Other current assets                                          14,497            12,718            19,611
                                                              ----------        ----------        ----------

        Total current assets                                     928,226           663,624           592,883

    Property and equipment, net                                1,001,146           978,890         1,082,208
    Intangible assets, net                                     4,814,196         4,960,148         5,263,974
                                                              ----------        ----------        ----------

        Total assets                                           6,743,568         6,602,662         6,939,065
                                                              ----------        ----------        ----------

LIABILITIES AND STATIONS' EQUITY
Current liabilities:
    Accounts payable                                                  --             5,000                --
    Accrued expenses                                              26,047            17,573             9,835
    Barter payable                                                60,190            56,800                --
                                                              ----------        ----------        ----------

        Total current liabilities                                 86,237            79,373             9,835

Commitments and contingencies                                         --                --                --
Stations' equity                                               6,657,331         6,523,289         6,929,230
                                                              ----------        ----------        ----------

        Total stations' equity                                 6,657,331         6,523,289         6,929,230
                                                              ----------        ----------        ----------

        Total liabilities and stations' equity                $6,743,568        $6,602,662        $6,939,065
                                                              ==========        ==========        ==========


   The accompanying notes are an integral part of these financial statements.

RADIO STATIONS WQBJ-FM, WQBK-FM AND WTMM-AM
COMBINED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                                  SIX MONTHS ENDED                           YEAR ENDED
                                                      JUNE 30,                               DECEMBER 31,
                                              2000                1999                1999                 1998
                                           -----------         -----------         -----------         -----------
                                                     (UNAUDITED)
Gross broadcast revenues                    $1,435,024          $1,663,789          $3,440,635          $2,682,619
    Less:  Agency commissions                  164,227             159,590             324,984             286,221
                                            ----------          ----------          ----------          ----------

        Net broadcast revenues               1,270,797           1,504,199           3,115,651           2,396,398

Station operating expenses                     883,087           1,357,478           2,691,061           2,227,822
Depreciation and amortization                  242,926             248,094             503,321             531,336
Allocated corporate general and
  administrative expenses                       36,712              42,242              80,985              66,183
                                            ----------          ----------          ----------          ----------

    Operating income (loss)                    108,072            (143,615)           (159,716)           (428,943)

Other income (expense), net                       (311)                 --                  --                  --
                                            ----------          ----------          ----------          ----------

Income (loss) before income taxes              107,761            (143,615)           (159,716)           (428,943)

Income tax expense                                  --                  --                  --                  --
                                            ----------          ----------          ----------          ----------

Net income (loss)                           $  107,761          $ (143,615)         $ (159,716)         $ (428,943)
                                            ==========          ==========          ==========          ==========




   The accompanying notes are an integral part of these financial statements.

RADIO STATIONS WQBJ-FM, WQBK-FM AND WTMM-AM
COMBINED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                SIX MONTHS ENDED                      YEAR ENDED
                                                                    JUNE 30,                          DECEMBER 31,
                                                             2000              1999              1999               1998
                                                           ---------         ---------         ---------         ---------
                                                          (UNAUDITED)       (UNAUDITED)
Cash flows from operating activities:
    Net income (loss)                                      $ 107,761         $(143,615)        $(159,716)        $(428,943)
    Adjustments to reconcile net loss to cash flows
     from operating activities:
      Depreciation and amortization                          242,926           248,094           503,321           531,336
      Allocation of corporate expenses                        36,712            42,242            80,985            66,189
      Changes in operating assets and liabilities:
        Accounts receivable                                 (193,688)           68,778           (92,261)         (167,626)
        Other current assets                                  (1,777)           10,550             6,893               (34)
        Accounts payable                                      (1,614)               --            61,800           (55,777)
        Accrued expenses                                       8,474             5,630             7,738            (5,691)
                                                           ---------         ---------         ---------         ---------

    Net cash flows provided/(used) by operating
      activities                                             198,794           231,679           408,760           (60,546)
                                                           ---------         ---------         ---------         ---------

Cash flows used in investing activities:
    Purchase of property and equipment                      (113,268)          (87,055)          (96,177)          (38,817)
                                                           ---------         ---------         ---------         ---------

    Net cash flows used in investing activities             (113,268)          (87,055)          (96,177)          (38,817)
                                                           ---------         ---------         ---------         ---------

Cash flows from financing activities:
    Net transfers (to)/from Parent Company                   (16,391)         (149,781)         (327,210)          114,193
                                                           ---------         ---------         ---------         ---------

    Net cash flows (used)/provided in financing
      activities                                             (16,391)         (149,781)         (327,210)          114,193
                                                           ---------         ---------         ---------         ---------

Net (decrease) increase in cash                               69,135            (5,157)          (14,627)           14,830

Cash at the beginning of the period                            3,917            18,544            18,544             3,714
                                                           ---------         ---------         ---------         ---------

Cash at the end of the period                              $  73,052         $  13,387         $   3,917         $  18,544
                                                           =========         =========         =========         =========



   The accompanying notes are an integral part of these financial statements.

RADIO STATIONS WQBJ-FM, WQBK-FM AND WTMM-AM
COMBINED STATEMENTS OF STATIONS' EQUITY
--------------------------------------------------------------------------------

  Balance at December 31, 1997                                     $7,177,791

  Net transfers to/from parent company                                114,193

  Corporate expense allocation                                         66,189

  Net loss                                                           (428,943)
                                                                   ----------

  Balance at December 31, 1998                                      6,929,230

  Net transfers to/from parent company                               (327,210)

  Corporate expense allocation                                         80,985

  Net loss                                                           (159,716)
                                                                   ----------

  Balance at December 31, 1999                                     $6,523,289
                                                                   ==========


   The accompanying notes are an integral part of these financial statements.

RADIO STATIONS WQBJ-FM, WQBK-FM AND WTMM-AM
NOTES TO COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


1.   BASIS OF PRESENTATION:

     These financial statements of WQBJ-FM, WQBK-FM and WTMM-AM (collectively referred to as the "Stations"), located in Albany, NY owned by Clear Channel Communications, Inc. ("Clear Channel" or the "Parent Company"), have been prepared in conjunction with the sale of the Stations to Regent Communications Inc. (see Note 7).

     These combined financial statements present the operations of the Stations on a "carved-out" basis. The combined financial statements have been prepared as if the Stations had operated as a stand-alone entity for all periods presented and include only those assets, liabilities, revenues and expenses directly attributable to the Stations' operations. The Stations are allocated certain corporate expenses for services provided by the Parent Company based upon the percentage of revenue generated by each station to total revenue of all stations operated by the Parent Company. Though management is of the opinion that all allocations used are reasonable and appropriate, other allocations might be used that could produce results substantially different from those reflected herein, and these cost allocations might not be indicative of amounts which might be paid to unrelated parties for similar services or if the Stations had been operated on a stand-alone basis. The Parent Company's corporate departmental expenses of $80,985 and $66,189 have been allocated to the Stations during 1999 and 1998, respectively, for management salaries and benefits, legal services, corporate office and other miscellaneous expenses. The financial information included herein does not necessarily reflect the financial position and results of operations that the Stations would have experienced had they operated as a stand-alone entity during the periods covered and may not be indicative of future operations or financial position.

     The Stations were acquired by Clear Channel on March 15, 1997 for $7,500,000 in cash and was accounted for as a purchase transaction.

     The financial statements for the six months ended June 30, 2000 and 1999 are unaudited, but, in the opinion of management, such financial statements have been presented on the same basis as the audited financial statements for the year ended December 31, 1999 and include all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of the financial position and results of operations and cash flows for these periods.

     During the periods presented, the Stations did not maintain a significant cash balance, but were funded as needed by the Parent Company. In turn, if the Stations generated positive cash flow, the amounts were transferred back to the Parent Company. The net of these activities for each period has been presented in Stations' Equity as net transfers to and from the Parent Company.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     The significant accounting principles followed by the Stations and the methods of applying those principles that materially affect the determination of financial position, results of operation, and cash flow are summarized below.

     a. CONCENTRATIONS OF CREDIT RISK: Financial instruments which potentially subject the Stations to concentrations of credit risk consist principally of accounts receivable. The credit risk is limited due to the large number of customers comprising the Stations' customer base.

RADIO STATIONS WQBJ-FM, WQBK-FM AND WTMM-AM
NOTES TO COMBINED FINANCIAL STATEMENTS (continued)
--------------------------------------------------------------------------------


     b. FAIR VALUE OF FINANCIAL INSTRUMENTS: Financial instruments as of December 31, 1999 and 1998 consist of cash, accounts receivable and accounts payable, all of which approximate fair value.

     c. PROPERTY AND EQUIPMENT: Purchases of property and equipment, including additions and improvements and expenditures for repairs and maintenance that significantly add to productivity or extend the economic lives of the assets, are capitalized at cost and depreciated on a straight-line basis over their estimated useful lives, as follows:

          Buildings and improvements                            20 - 30 years
          Broadcasting towers and equipment                      7 - 10 years
          Computers                                               3 - 5 years
          Furniture and fixtures                                 7 - 10 years

     d. INTANGIBLE ASSETS: Intangible assets are comprised of FCC licenses, goodwill and five-year non-compete agreements.

          FCC licenses are stated at cost and are being amortized using the straight-line method over 25 years. Goodwill is stated at cost and is being amortized over 25 years. The five-year non-compete agreements were obtained by the Parent Company in connection with the initial purchase of the Stations. The five-year non-compete agreements are being amortized over the period of the agreement and expire March 2002.

          The carrying value of intangible assets is reviewed by the Stations when events or circumstances suggest that their recoverability may be impaired. If this review indicates that the intangibles will not be recoverable, as determined based on the undiscounted cash flows of the entity over the remaining amortization period, the carrying value of the intangibles will be reduced to their respective fair values.

     e. BUSINESS SEGMENT AND REVENUE RECOGNITION: The Stations operate in one business segment, and revenue is derived primarily from the sale of commercial airtime to local and national advertisers in the Albany, New York market area. Revenue is recognized as commercials are broadcast. The stations also derive revenues from promotional events which resulted in revenues of approximately $338,000 and $23,000 for the years ended December 31, 1999 and 1998.

     f. BARTER AGREEMENTS: The Stations enter into trade agreements which give rise to sales of advertising air time in exchange for products and services. Revenues from trade agreements are recognized at the fair market value of the products or services received as advertising airtime is broadcast. Products and services received are expensed when used in the broadcast operations. The revenues from trade agreements were $120,843, $122,301, $234,567 and $158,952 for the six months ended June 30, 2000 and 1999 and the years ended December 31, 1999 and 1998, respectively. The products and services expensed were $22,793, $114,946, $260,017 and $126,257 for the six months ended June 30, 2000 and 1999 and the years ended December 31, 1999 and 1998, respectively.

     g. INCOME TAXES: The Stations were part of the combined return of the Parent Company. For purposes of separate financial statement presentation, the Stations' current and deferred income taxes have been determined as if the Stations' were a separate taxpayer. Deferred tax assets and liabilities have not been allocated to the Stations.

RADIO STATIONS WQBJ-FM, WQBK-FM AND WTMM-AM
NOTES TO COMBINED FINANCIAL STATEMENTS (continued)
--------------------------------------------------------------------------------


     h. USE OF ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


3.   PROPERTY AND EQUIPMENT:

     Property and equipment at December 31, 1999 and 1998 consisted of the following:

                                                         DECEMBER 31,
                                                    1999              1998
                                                 ----------        ----------
     Land                                        $  143,700        $  143,700
     Building and improvements                       10,000            10,000
     Broadcasting towers and equipment            1,344,170         1,189,366
     Furniture and fixtures                          50,669            91,103
     Construction in progress                         5,223            23,416
                                                 ----------        ----------
             Total property and equipment         1,553,762         1,457,585
     Less: accumulated depreciation                 574,872           375,377
                                                 ----------        ----------
     Property and equipment, net                 $  978,890        $1,082,208
                                                 ==========        ==========

     Depreciation expense for the years ended December 31, 1999 and 1998 was $199,495 and $227,510, respectively.

4.   INTANGIBLE ASSETS:

     Intangible assets at December 31, 1999 and 1998 consisted of the following:

                                                         DECEMBER 31,
                                                    1999              1998
                                                ------------       ----------
     Goodwill                                    $2,672,835        $2,672,835
     FCC licenses                                 2,672,835         2,672,835
     Five year non-compete agreements               450,000           450,000
                                                 ----------        ----------
             Total intangibles                    5,795,670         5,795,670

     Less: accumulated amortization                 835,522           531,696
                                                 ----------        ----------
     Intangible assets, net                      $4,960,148        $5,263,974
                                                 ==========        ==========

RADIO STATIONS WQBJ-FM, WQBK-FM AND WTMM-AM
NOTES TO COMBINED FINANCIAL STATEMENTS (continued)
--------------------------------------------------------------------------------


     Amortization expense for the years ended December 31, 1999 and 1998 was $303,826 and $303,826, respectively.


5.   COMMITMENTS AND CONTINGENCIES:

     The Stations lease office equipment, studio facilities and tower space under certain non-cancelable operating leases. Future minimum lease payments are as follows:

     2000                                                           $ 73,223
     2001                                                             57,178
     2002                                                             56,400
     2003                                                             54,000
     2004                                                             27,000
     Thereafter                                                           --
                                                                    --------
                                                                    $267,801
                                                                    --------

     Rent expense for the years ended December 31, 1999 and 1998 was $104,231 and $113,200, respectively.

RADIO STATIONS WQBJ-FM, WQBK-FM AND WTMM-AM
NOTES TO COMBINED FINANCIAL STATEMENTS (continued)
--------------------------------------------------------------------------------


6.   RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS:

     In December 1999, Securities Exchange Commission (SEC) staff issued SAB 101 "Revenue Recognition in Financial Statement," which was effective for fiscal years beginning after December 15, 1999, but was delayed until no later than the fourth fiscal quarter of fiscal years beginning after December 15, 1999 by the issuance of SAB 101B. SAB 101 provides guidance on applying generally accepted accounting principles for recognizing revenue. The Stations believe that applying the provisions of SAB 101 will not significantly affect the Stations.


7.   SUBSEQUENT EVENT:

     On August 24, 2000, pursuant to the terms of an Asset Exchange Agreement dated as of March 12, 2000, as amended, Regent Communications, Inc. ("Regent") acquired from Clear Channel Broadcasting, Inc., Capstar Radio Operating Company and their related entities substantially all of the assets of four FM and two AM radio stations in Albany, New York and three FM and one AM radio stations in Grand Rapids, Michigan in exchange for substantially all of the assets of Regent's five FM and three AM radio stations in the Mansfield, Ohio and Victorville, California markets and the payment by Regent of $80,465,000 in cash.

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of
Regent Communications, Inc.


In our opinion, the accompanying combined balance sheets and the related combined statements of operations, cash flows, and stations' equity present fairly, in all material respects, the financial position of AMFM Inc.'s radio stations WGNA-FM, WGNA-AM and WABT-FM (the "Stations"), at December 31, 1999 and 1998, and the results of their operations and their cash flows for the period from July 13, 1999 to December 31, 1999, the period from January 1, 1999 to July 12, 1999, the period from May 28, 1998 to December 31, 1998 and the period from January 1, 1998 to May 27, 1998, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Stations' management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


/s/ PricewaterhouseCoopers LLP

November 3, 2000
Cincinnati, Ohio

RADIO STATIONS WGNA-FM, WGNA-AM AND WABT-FM
COMBINED BALANCE SHEETS
--------------------------------------------------------------------------------

                                                                            AMFM                      CAPSTAR
                                                                 ---------------------------        -----------
                                                                   JUNE 30,               DECEMBER 31,
                                                                     2000           1999               1998
                                                                 -----------     -----------        -----------
ASSETS                                                           (unaudited)
Current assets
    Cash                                                         $   131,065     $    29,505    |   $   262,206
    Accounts receivable, less allowance for doubtful                                            |
     accounts of $40,109, $85,726 and $69,952, respectively                                     |
     in 2000, 1999 and 1998                                        1,587,279       1,479,605    |     1,397,893
    Barter receivable                                                136,272          62,346    |        18,438
    Other current assets                                              27,168          13,669    |         5,265
                                                                 -----------     -----------    |   -----------
                                                                                                |
        Total current assets                                       1,881,785       1,585,125    |     1,683,802
                                                                                                |
    Property and equipment, net                                    1,530,980       1,610,711    |     1,642,159
    Intangible assets, net                                        69,920,496      72,410,246    |    58,729,718
                                                                 -----------     -----------    |   -----------
                                                                                                |
        Total assets                                              73,333,260      75,606,082    |    62,055,679
                                                                 -----------     -----------    |   -----------
                                                                                                |
LIABILITIES AND STATIONS' EQUITY                                                                |
Current liabilities                                                                             |
    Accounts payable                                                  35,211          67,757    |       136,833
    Barter payable                                                   215,546         107,463    |        81,657
    Accrued bonus                                                     46,219          17,401    |         2,500
    Accrued commissions                                               74,906          56,677    |        61,949
    Other accrued expenses                                             4,900          18,826    |         4,120
                                                                 -----------     -----------    |   -----------
                                                                                                |
        Total current liabilities                                    376,782         268,124    |       287,059
                                                                 -----------     -----------    |   -----------
                                                                                                |
Commitments and contingencies                                             --              --    |            --
Stations' equity                                                  72,956,478      75,337,958    |    61,768,620
                                                                 -----------     -----------    |   -----------
                                                                                                |
        Total stations' equity                                    72,956,478      75,337,958    |    61,768,620
                                                                 -----------     -----------    |   -----------
                                                                                                |
        Total liabilities and stations' equity                   $73,333,260     $75,606,082    |   $62,055,679
                                                                 ===========     ===========    |   ===========


   The accompanying notes are an integral part of these financial statements.

RADIO STATIONS WGNA-FM, WGNA-AM AND WABT-FM
COMBINED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                        AMFM           CAPSTAR          AMFM                    CAPSTAR                      SFX
                                     ----------   |   ----------    ------------  |  -----------------------------  |  -------------
                                     SIX MONTHS   |   SIX MONTHS    PERIOD FROM   |  PERIOD FROM      PERIOD FROM   |   PERIOD FROM
                                       ENDED      |     ENDED        JULY 13 TO   |  JANUARY 1 TO      MAY 28 TO    |  JANUARY 1 TO
                                      JUNE 30,    |    JUNE 30,     DECEMBER 31,  |    JULY 12,       DECEMBER 31,  |      MAY 27
                                        2000      |      1999           1999      |      1999             1998      |       1998
                                     ----------   |   ----------    ------------  |  ------------     ------------  |  -------------
                                     (unaudited)  |   (unaudited)                 |                                 |
                                                  |                               |                                 |
Gross broadcast revenues             $3,676,669   |   $3,487,168    $3,618,358    |  $3,721,722       $4,468,316    |   $2,316,300
    Less:  Agency commissions           420,727   |      373,598       396,599    |     409,682          530,573    |      266,719
                                     ----------   |   ----------    ----------    |  ----------       ----------    |   ----------
                                                  |                               |                                 |
        Net broadcast revenues        3,255,942   |    3,113,570     3,221,759    |   3,312,040        3,937,743    |    2,049,581
                                                  |                               |                                 |
Station operating expenses            1,767,684   |    1,753,971     1,637,562    |   1,870,204        1,617,819    |      998,860
Depreciation and amortization         2,575,718   |      821,626     2,360,144    |     889,728          924,278    |      709,555
Allocated corporate general and
  administrative expenses                76,367   |       80,550        99,870    |      87,168           97,618    |       50,542
                                     ----------   |   ----------    ----------    |  ----------       ----------    |   ----------
                                                  |                               |                                 |
    Operating income (loss)          (1,163,827)  |      457,423      (875,817)   |     464,940        1,298,028    |      290,624
                                                  |                               |                                 |
Other income (expense), net                  --   |           --       (22,679)   |      18,347           47,154    |      (27,048)
                                     ----------   |   ----------    ----------    |  ----------       ----------    |   ----------
                                                  |                               |                                 |
Income (loss) before income taxes    (1,163,287)  |      457,423      (898,496)   |     483,287        1,345,182    |      263,576
                                                  |                               |                                 |
Income tax expense (benefit)           (223,591)  |      250,121      (137,621)   |     266,062          616,416    |      144,763
                                     ----------   |   ----------    ----------    |  ----------       ----------    |   ----------
                                                  |                               |                                 |
Net income (loss)                    $ (940,236)  |   $  207,302    $ (760,875)   |  $  217,225       $  728,766    |   $  118,813
                                     ==========   |   ==========    ==========    |  ==========       ==========    |   ==========

   The accompanying notes are an integral part of these financial statements.

RADIO STATIONS WGNA-FM, WGNA-AM AND WABT-FM
COMBINED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                        AMFM       CAPSTAR       AMFM              CAPSTAR                 SFX
                                                     ----------   ---------   ------------ --------------------------  ------------
                                                        SIX     |SIX MONTHS   PERIOD FROM |PERIOD FROM   PERIOD FROM | PERIOD FROM
                                                    MONTHS ENDED|   ENDED      JULY 13 TO |JANUARY 1 TO   MAY 29 TO  | JANUARY 1 TO
                                                      JUNE 30,  |  JUNE 30    DECEMBER 31,|  JULY 12,    DECEMBER 31,|   MAY 28,
                                                        2000    |   1999          1999    |    1999          1998    |     1998
                                                     ---------- | ---------   ------------|------------  ------------| ------------
                                                     (unaudited)|(unaudited)              |                          |
                                                                |                         |                          |
Cash flows from operating activities:                           |                         |                          |
    Net income (loss)                                $ (940,236)| $ 207,302    $ (760,875)|$   217,225   $   728,766 | $   118,813
    Adjustments to reconcile net income (loss)                  |                         |                          |
     to cash flows from operating activities:                   |                         |                          |
      Depreciation and amortization                   2,575,718 |   821,626     2,360,144 |    889,728       924,278 |     709,555
      Corporate allocated expenses                       76,367 |    80,550        99,870 |     87,168        97,618 |      50,542
      Changes in operating assets                               |                         |                          |
       and liabilities:                                         |                         |                          |
        Accounts receivable                            (181,599)|  (118,638)       (3,937)|   (121,681)     (239,607)|     107,651
        Other current assets                            (19,737)|    (6,611)       (1,793)|     (5,924)       (5,264)|          --
        Accounts payable                                 75,538 |    35,680       (63,396)|     20,125        40,485 |      55,354
        Accrued expenses                                 33,121 |    64,543       (40,208)|     64,543        15,356 |     (11,739)
                                                     ---------- | ---------    ---------- |-----------   ----------- | -----------
                                                                |                         |                          |
    Net cash flows provided by operating activities   1,619,172 | 1,084,452     1,589,805  | 1,151,184     1,561,632 |   1,030,176
                                                     ---------- | ---------    ---------- |-----------   ----------- | -----------
                                                                |                         |                          |
Cash flows from investing activities:                           |                         |                          |
    Purchase of property and equipment                       -- |   (90,852)      (25,356)|    (90,852)     (105,882)|          --
                                                     ---------- | ---------    ---------- |-----------   ----------- | -----------
                                                                |                         |                          |
    Net cash flows used in investing activities              -- |   (90,852)      (25,356)|    (90,852)     (105,882)|          --
                                                     ---------- | ---------    ---------- |-----------   ----------- | -----------
                                                                |                         |                          |
Cash flows from financing activities:                           |                         |                          |
    Owner distributions                              (1,517,612)|(1,017,051)   (1,830,646)| (1,026,836)  (1,337,585) |    (949,468)
                                                     ---------- | ---------    ---------- |-----------   ----------- | -----------
                                                                |                         |                          |
    Net cash flows used in financing activities      (1,517,612)|(1,017,051)   (1,830,646)| (1,026,836)  (1,337,585) |    (949,468)
                                                     ---------- | ---------    ---------- |-----------   ----------- | -----------
                                                                |                         |                          |
Net increase (decrease) in cash                         101,560 |   (23,451)     (266,197)|     33,496       118,165 |      80,708
                                                                |                         |                          |
Cash at the beginning of the period                      29,505 |   262,206       295,702 |    262,206       144,041 |      63,333
                                                     ---------- | ---------    ---------- |-----------   ----------- | -----------
                                                                |                         |                          |
Cash at the end of the period                         $ 131,065 | $ 238,755    $   29,505 |$   295,702   $   262,206 | $   144,041
                                                     ========== | =========    ========== |===========   =========== | ===========

   The accompanying notes are an integral part of these financial statements.

RADIO STATIONS WGNA-FM, WGNA-AM AND WABT-FM
COMBINED STATEMENTS OF STATIONS' EQUITY
--------------------------------------------------------------------------------


Balance at December 31, 1997 (SFX)                    $46,073,899
Corporate allocated expenses                               50,542
Net transfers to/from parent                             (949,468)
Net income                                                118,813
                                                      -----------

Balance at May 27, 1998 (SFX)                         $45,293,786

================================================================================

Balance at May 28, 1998 (Capstar)                     $59,525,577
Corporate allocated expenses                               97,618
Net transfers to/from parent                           (1,337,585)
Purchase of WABT assets                                 2,754,244
Net income                                                728,766
                                                      -----------

Balance at December 31, 1998 (Capstar)                $61,768,620
Corporate allocated expenses                               87,168
Net transfers to/from parent                           (1,026,836)
Net income                                                217,225
                                                      -----------

Balance at July 12, 1999 (Capstar)                    $61,046,177

================================================================================

Balance at July 13, 1999 (AMFM)                       $77,829,609
Corporate allocated expenses                               99,870
Net transfers to/from parent                           (1,830,646)
Net loss                                                 (760,875)

Balance at December 31, 1999 (AMFM)                   $75,337,958
                                                      -----------

   The accompanying notes are an integral part of these financial statements.

RADIO STATIONS WGNA-FM, WGNA-AM AND WABT-FM
NOTES TO COMBINED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

1.   BASIS OF PRESENTATION:

     These financial statements of WGNA-FM, WGNA-AM and WABT-FM, (collectively referred to as the "Stations") located in Albany, New York owned by AMFM Inc. ("AMFM") from July 13, 1999 through August 24, 2000 have been prepared in conjunction with the sale of the Stations to Regent Communications, Inc. (see Note 9).

     The period presented from January 1, 1998 to May 27, 1998 includes the results of operations of WGNA-FM and WGNA-AM. WGNA-FM/AM were owned by SFX Communications, Inc. ("SFX") prior to the acquisition of the stations by Capstar Communications, Inc. ("Capstar") on May 28, 1998.

     The period from May 28, 1998 through December 31, 1998 includes the results of operations of WGNA-FM and WGNA-AM from May 28 to December 31, 1998 and the results of operations of WABT-FM from October 5, 1998 to December 31, 1998. Capstar acquired WABT-FM on October 5, 1998 from Foley Broadcasting Inc. The period from January 1, 1999 to July 12, 1999 includes the results of operations of all three of the Stations while owned and operated by Capstar.

     On July 13, 1999 Chancellor Media Corporation acquired the stock of Capstar Communications and changed the mane of the combined entity to AMFM Inc.
     The period presented as AMFM contains the results of operations from July 13, 1999 forward for the period that the Stations were owned by AMFM.

     These combined financial statements present the operations of the Stations on a "carved-out" basis. The combined financial statements have been prepared as if the Stations had operated as a stand-alone entity for all periods presented, as described above, and include only those assets, liabilities, revenues and expenses directly attributable to the Stations' operations. The Stations are allocated certain corporate expenses for services provided by AMFM, Capstar and SFX during their respective periods of ownership of the stations, based upon the percentage of revenue of each station to total revenue of all stations operated by AMFM, Capstar and SFX. Though management is of the opinion that all allocations used are reasonable and appropriate, other allocations might be used that could produce results substantially different from those reflected herein and these cost allocations might not be indicative of amounts which might be paid to unrelated parties for similar services or if the Stations had been operated on a stand-alone basis. Corporate departmental expenses of $99,870, $87,168, $97,618, and $50,542 have been allocated to the Stations for the period from July 13 to December 31, 1999, January 1, to July 12, 1999, May 28 to December 31, 1998 and January 1 to May 27, 1998, respectively, for management salaries and benefits, legal services, corporate office expenses, and other miscellaneous expenses. The financial information included herein does not necessarily reflect the financial position and results of operations that the Stations would have experienced had they been operated as a stand-alone entity during the periods covered and may not be indicative of future operations or financial position.

     The financial statements for the six months ended June 30, 2000 and 1999 are unaudited, but, in the opinion of management, such financial statements have been presented on the same basis as the audited financial statements for the period from July 13 to December 31, 1999 and the period from January 1 to July 12, 1999, respectively, and include all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of the financial position and results of operations and cash flows for these periods.

RADIO STATIONS WGNA-FM, WGNA-AM AND WABT-FM
NOTES TO COMBINED FINANCIAL STATEMENTS (continued)
--------------------------------------------------------------------------------

     The Stations did not maintain a significant cash balance, but were funded as needed by their parent companies. In turn, if the Stations generated positive cash flow, the amounts were transferred back to the parent company. The net of these activities for each period has been presented in Stations' Equity as net transfers to/from parent.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     The significant accounting principles followed by the Stations and the methods of applying those principles that materially affect the determination of financial position, results of operation, and cash flows are summarized below.

     a. CONCENTRATIONS OF CREDIT RISK: Financial instruments which potentially subject the Stations to concentrations of credit risk consist principally of accounts receivable. The credit risk is limited due to the large number of customers comprising the Stations' customer base.

     b. FAIR VALUE OF FINANCIAL INSTRUMENTS: Financial instruments as of December 31, 1999 and 1998 consist of cash, accounts receivable, and accounts payable, all of which approximate fair value.

     c. PROPERTY AND EQUIPMENT: Purchases of property and equipment, including additions and improvements and expenditures for repairs and maintenance that significantly add to productivity or extend the economic lives of the assets, are capitalized at cost and depreciated on a straight-line basis over their estimated useful lives, as follows:

          Buildings and improvements                         20 years
          Broadcasting towers and equipment             10 - 20 years
          Computers                                           3 years
          Furniture and fixtures                              5 years


     d. INTANGIBLE ASSETS: Intangible assets are comprised of FCC licenses and goodwill. FCC licenses and goodwill are stated at cost and were amortized using the straight-line method over 15 years during the period from July 13, 1999 to June 30, 2000 and 40 years for all other periods presented. The carrying value of intangible assets is reviewed by the Stations when events or circumstances suggest that their recoverability may be impaired. If this review indicates that the intangibles will not be recoverable, as determined based on the undiscounted cash flows of the entity over the remaining amortization period, the carrying value of the intangibles will be reduced to their respective fair values.

     e. REVENUE RECOGNITION: Revenue is derived primarily from the sale of commercial airtime to local and national advertisers in the Albany, New York market area. Revenue is recognized as commercials are broadcast.

RADIO STATIONS WGNA-FM, WGNA-AM AND WABT-FM
NOTES TO COMBINED FINANCIAL STATEMENTS (continued)
--------------------------------------------------------------------------------
     f. BARTER AGREEMENTS: The Stations enter into trade agreements which give rise to sales of advertising air time in exchange for products and services. Revenues from trade agreements are recognized at the fair market value of products or services received as advertising airtime is broadcast. Products and services received are expensed when used in the broadcast operations. Revenues from trade agreements were $180,219, $275,445, $207,533, $304,757, $239,678, and $159,671 for
          the six months ended June 30, 2000 and 1999 and the period from July 13, 1999 to December 31, 1999, period from January 1, 1999 to July
          12, 1999, period from May 28, 1998 to December 31, 1999 and period from January 1, 1998 to May 27, 1998, respectively. Products and services expensed for the same periods were $180,219, $310,445, $242,535, $339,757, $239,678 and $159,670, respectively.

     g. INCOME TAXES: The Stations were part of the combined return of their parent companies. For the purposes of separate financial statement presentation, the Station's current and deferred income taxes have been determined as if the Station's were a separate taxpayer. Deferred tax assets and liabilities have not been allocated to the Stations.

     h. USE OF ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. ACQUISITION

   AMFM Inc.- On July 13, 1999, Chancellor Media Corporation acquired the stock of Capstar Communications and changed the name of the combined entity to AMFM Inc. Under the terms of the merger, Capstar stockholders received AMFM Inc. shares for their Capstar shares. This merger was accounted for as a purchase transaction. The results of the allocation of the purchase price of the merger to the Stations are as follows:

      Accounts receivable                                     $  1,573,012
      Broadcasting equipment and furniture and equipment         1,656,196
      FCC license                                               56,547,065
      Goodwill                                                  18,145,453
      Other net liabilities                                        (92,117)
                                                              ------------
                                                              $ 77,829,609

   Capstar Communications, Inc.- On May 29, 1998 Capstar Communications acquired SFX Broadcasting, Inc. This acquisition was accounted for as a purchase transaction. The results of the allocation of the purchase price to the Stations are as follows:

      Accounts receivable                                     $  1,176,724
      Broadcasting equipment and furniture and equipment         1,374,580
      FCC license                                               43,631,137
      Goodwill                                                  13,430,311
      Other net liabilities                                        (87,175)
                                                              ------------
                                                              $ 59,525,577


4. PROPERTY AND EQUIPMENT:

   Property and equipment at December 31, 1999 and 1998 consisted of the following:

                                                     AMFM              CAPSTAR
                                                  ----------          ----------
                                                     1999                1998
                                                  ----------          ----------
Land                                              $  147,022          $  147,022
Building and improvements                            226,718             240,762
Broadcasting towers and equipment                  1,132,240           1,107,649
Computers                                             25,276              24,480
Furniture and fixtures                               150,295             172,653
Construction in progress                                  --              26,343
                                                  ----------          ----------

        Total property and equipment               1,681,551           1,718,909
Less: accumulated depreciation                        70,840              76,750
                                                  ----------          ----------

Property and equipment, net                       $1,610,711          $1,642,159
                                                  ----------          ----------

     Depreciation expense for the periods from July 13, 1999 to December 31, 1999, January 1, 1999 to July 12, 1999, May 28, 1998 to December 31, 1998
     and January 1, 1998 to May 27, 1998 was $77,872, $83,694, $76,750 and
     $270,780, respectively.

RADIO STATIONS WGNA-FM, WGNA-AM AND WABT-FM
NOTES TO COMBINED FINANCIAL STATEMENTS (continued)
--------------------------------------------------------------------------------

5.   INTANGIBLE ASSETS:

     Intangible assets at December 31, 1999 and 1998 consisted of the following:

                                                   AMFM             CAPSTAR
                                                ----------        -----------
                                                   1999               1998
                                                ----------        -----------

Goodwill                                       $18,145,453        $13,430,311
FCC licenses                                    56,547,065         46,146,935
                                               -----------        -----------

        Total intangibles                       74,692,518         59,577,246

Less: accumulated amortization                   2,282,272            847,528
                                               -----------        -----------

Intangible assets, net                         $72,410,246        $58,729,718
                                               -----------        -----------


     Amortization expense for the periods from July 13, 1999 to December 31, 1999, January 1, 1999 to July 12, 1999, May 28, 1998 to December 31, 1998
     and January 1, 1998 to May 29, 1998 was $2,282,272, $806,034, $847,528
     and $438,775, respectively.

6.   INCOME TAXES:

     The components of the provisions for income taxes are as follows:

                                  AMFM                   CAPSTAR                     SFX
                              --------------  -------------------------------   ---------------
                               Period from      Period from     Period from       Period from
                                July 13 to      January 1 to     May 28 to       January 1 to
                               December 31,       July 12,      December 31,         May 27,
                                   1999             1999            1998              1998
                              --------------  ---------------  --------------   ---------------
Current:
    Federal                    $ 284,395         $215,865        $547,586          $170,759
    State                         50,187           38,094          96,633            30,134

Deferred:
    Federal                     (401,373)          10,288         (23,633)          (47,710)
    State                        (70,830)           1,815          (4,170)           (8,420)
                              --------------  ---------------  --------------   ---------------

                               $(137,621)        $266,062        $616,416          $144,763
                              --------------  ---------------  --------------   ---------------


     The following is a reconciliation of the statutory Federal income tax rate with the effective tax rate for each year:


                                   AMFM                        CAPSTAR                        SFX
                              -----------------  -------------------------------------  ---------------

                                Period from        Period from          Period from       Period from
                                 July 13 to        January 1 to           May 28 to       January 1 to
                              December 31, 1999   July 12, 1999       December 31, 1998   May 27, 1998
                              -----------------   -------------       -----------------   ------------
U.S. Federal Statutory rate       34.0%              34.0%              34.0%                 34.0%
State and local income taxes,
 net of federal benefit            2.3%               8.2%               6.8%                  8.3%
Amortization of non-deductible
 intangible assets               (21.0)%             12.8%               5.0%                 12.6%
                                 -----               ----               ----                  ----
 Effective rate                   15.3%              55.0%              45.8%                 54.9%

RADIO STATIONS WGNA-FM, WGNA-AM AND WABT-FM
NOTES TO COMBINED FINANCIAL STATEMENTS (continued)
--------------------------------------------------------------------------------

7.   COMMITMENTS AND CONTINGENCIES:

     The Stations lease office equipment, studio facilities and tower space under certain non-cancelable operating leases. Future minimum lease payments are as follows:

     2000                                            $157,824
     2001                                             157,824
     2002                                             153,204
     2003                                              88,094
     2004                                              16,344
     Thereafter                                       130,752
                                                     --------

                                                     $704,042
                                                     --------

     Rent expense was $72,336, $85,488, $92,064, and $65,760 for the period from July 13 to December 31, 1999, January 1 to July 12, 1999, May 28 to December 31, 1998, and January 1 to May 27, 1998, respectively.


8.   RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS:


     In December 1999, Securities Exchange Commission (SEC) staff issued SAB 101 "Revenue Recognition in Financial Statement", which was effective for fiscal years beginning after December 15, 1999, but was delayed until no later than the fourth fiscal quarter of fiscal years beginning after December 15, 1999 by the issuance of SAB 101B. SAB 101 provides guidance on applying generally accepted accounting principles for recognizing revenue. The Stations believe that applying the provisions of SAB 101 will not significantly affect the Stations.

RADIO STATIONS WGNA-FM, WGNA-AM AND WABT-FM
NOTES TO COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

9.   SUBSEQUENT EVENT:

     On August 24, 2000, pursuant to the terms of an Asset Exchange Agreement dated as of March 12, 2000, as amended, Regent Communications, Inc. ("Regent"), acquired from Clear Channel Broadcasting, Inc., Capstar Radio Operating Company and their related entities substantially all of the assets of four FM and two AM radio stations in Albany, New York and three FM and one AM radio stations in Grand Rapids, Michigan in exchange for substantially all of the assets of Regent's five FM and three AM radio stations in the Mansfield, Ohio and Victorville, California markets and the payment by Regent of $80,465,000 in cash.

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of
Regent Communications, Inc.


In our opinion, the accompanying combined balance sheets and the related combined statements of operations, cash flows, and stations' equity present fairly, in all material respects, the financial position of radio stations WGRD-FM, WTRV-FM, WLHT-FM and WNWZ-AM (the "Stations"), owned by AMFM Inc. at December 31, 1999 and by Capstar Communications, Inc. at December 31, 1998, and the results of their operations and their cash flows for the period from July 13, 1999 to December 31, 1999, the period from January 1, 1999 to July 12, 1999, and the period from February 1, 1998 to December 31, 1998, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Stations' management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


/s/ PricewaterhouseCoopers LLP

November 3, 2000
Cincinnati, Ohio

RADIO STATIONS WGRD-FM, WTRV-FM, WHLT-FM AND WNWZ-AM
COMBINED BALANCE SHEETS
--------------------------------------------------------------------------------

                                                                                                          CAPSTAR
                                                                            AMFM INC.               COMMUNICATIONS, INC.
                                                                   ------------------------------   --------------------
                                                                     JUNE 30,        DECEMBER 31,       DECEMBER 31,
                                                                       2000              1999               1998
                                                                   -----------       ------------       ------------
                                                                                                     |
Assets                                                             (unaudited)                       |
     Current assets                                                                                  |
         Cash                                                      $ 1,449,333        $   308,672    |   $   152,635
         Accounts receivable, less allowance for doubtful                                            |
          accounts of $46,084, $70,303 and $64,116 in 2000,                                          |
          1999 and 1998, respectively                                1,921,499          1,670,178    |     1,561,892
         Barter receivable                                             183,580             46,586    |        47,892
         Other current assets                                           95,007             68,422    |        60,340
                                                                   -----------        -----------    |   -----------
                                                                                                     |
             Total current assets                                    3,649,419          2,093,858    |     1,822,759
                                                                                                     |
         Property and equipment, net                                 1,530,590          1,593,032    |     1,667,185
         Intangible assets, net                                     63,658,074         65,919,653    |    49,517,370
         Other non-current assets                                        1,300              1,800    |         1,950
                                                                   -----------        -----------    |   -----------
                                                                                                     |
             Total assets                                          $68,839,383        $69,608,343    |   $53,009,264
                                                                   ===========        ===========    |   ===========
                                                                                                     |
LIABILITIES AND STATIONS' EQUITY
     Current liabilities                                                                             |
         Accounts payable                                          $    26,412        $    31,258    |   $    19,477
         Barter payable                                                137,527             46,587    |        43,013
         Accrued bonus                                                  38,050             41,515    |        35,000
         Accrued commissions                                           108,965            111,138    |       122,231
         Other current liabilities                                      26,349             43,093    |        43,205
                                                                   -----------        -----------    |   -----------
                                                                                                     |
             Total current liabilities                                 337,303            273,591    |       262,926
                                                                                                     |
     Commitments and contingencies                                          --                 --    |            --
                                                                   -----------        -----------    |   -----------

     Stations' equity                                               68,502,080         69,334,752    |    52,746,338
                                                                   -----------        -----------    |   -----------
                                                                                                     |
             Total stations' equity                                 68,502,080         69,334,752    |    52,746,338
                                                                   -----------        -----------    |   -----------
                                                                                                     |
             Total liabilities and stations' equity                $68,839,383        $69,608,343    |   $53,009,264
                                                                   ===========        ===========    |   ===========


   The accompanying notes are an integral part of these financial statements.

RADIO STATIONS WGRD-FM, WTRV-FM, WLHT-FM AND WNWZ-AM
COMBINED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                               AMFM INC.         CAPSTAR         AMFM INC.                CAPSTAR
                                              -----------  |  --------------   -------------  | -----------------------------
                                              SIX MONTHS   |   SIX MONTHS       PERIOD FROM   |  PERIOD FROM     PERIOD FROM
                                                 ENDED     |       ENDED       JULY 13, 1999  | JAN. 1, 1999    FEBRUARY 1 TO
                                                JUNE 30,   |     JUNE 30,         THROUGH     |    THROUGH       DECEMBER 31,
                                                 2000      |       1999        DEC. 31, 1999  | JULY 12, 1999        1998
                                              -----------  |   -----------     -------------  | -------------   -------------
                                              (unaudited)  |   (unaudited)                    |
                                                           |                                  |
     Gross broadcast revenues                 $ 5,257,571  |    $4,970,643      $ 4,979,372   |   $5,357,281      $9,480,420
         Less:  Agency commissions                559,312  |       531,747          551,661   |      573,737       1,015,843
                                              -----------  |    ----------      -----------   |   ----------      ----------
                                                           |                                  |
             Net broadcast revenues             4,698,259  |     4,438,896        4,427,711   |    4,783,544       8,464,577
                                                           |                                  |
     Station operating expenses                 2,910,060  |     2,968,165        2,816,123   |    3,221,980       5,515,528
     Depreciation and amortization              2,364,472  |       745,513        2,067,408   |      799,509       1,332,602
     Allocated corporate general and
       administrative expenses                    118,804  |       177,829           88,517   |      177,829         386,700
                                              -----------  |    ----------      -----------   |   ----------      ----------
                                                           |                                  |
         Operating income (loss)                 (695,077) |       547,389         (544,337)  |      584,226       1,229,747
                                                           |                                  |
     Other income (expense), net                       --  |        18,759            8,048   |       29,375          91,012
                                              -----------  |    ----------      -----------   |   ----------      ----------
                                                           |                                  |
     Income (loss) before income taxes           (695,077) |       566,148         (536,289)  |      613,601       1,320,759
                                                           |                                  |
     Income tax expense                            24,215  |       287,489           55,297   |      310,617         627,151
                                              -----------  |    ----------      -----------   |   ----------      ----------
                                                           |                                  |
     Net income (loss)                        $  (719,292) |    $  278,659      $  (591,586)  |   $  302,984      $  693,608
                                              ===========  |    ==========      ===========   |   ==========      ==========


   The accompanying notes are an integral part of these financial statements.

RADIO STATIONS WGRD-FM, WTRV-FM. WLHT-FM AND WNWZ-AM
COMBINED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                             AMFM INC.     |     CAPSTAR        AMFM INC.     |    CAPSTAR COMMUNICATIONS, INC.
                                            -------------  |   -------------   -------------  |   --------------------------------
                                             SIX MONTHS    |    SIX MONTHS     PERIOD FROM    |   PERIOD FROM      PERIOD FROM
                                                ENDED      |      ENDED         JULY 13 TO    |   JANUARY 1 TO  FEBRUARY 1, 1998
                                              JUNE 30,     |     JUNE 30,      DECEMBER 31,   |     JULY 12,     TO DECEMBER 31,
                                                2000       |       1999            1999       |       1999            1998
                                            -------------  |   -------------   -------------  |   ------------- ------------------
                                             (unaudited)   |   (unaudited)                    |
                                                           |                                  |
Cash flows from operating activities:                      |                                  |
    Net income (loss)                         $ (719,292)  |     $  278,659     $  (591,586)  |      $ 302,984      $   693,608
    Adjustments to reconcile net income to                 |                                  |
     cash flows from operating activities:                 |                                  |
      Depreciation and amortization            2,364,472   |        745,513       2,067,408   |        799,509        1,332,602
      Allocation of corporate expenses           118,805   |        177,829          88,517   |        177,829          386,700
      Changes in operating                                 |                                  |
       assets and liabilities:                             |                                  |
        Accounts receivable                     (388,315)  |       (247,820)        185,392   |       (292,372)        (234,830)
        Other current assets                     (26,085)  |         (9,369)                  |        (14,684)
        Accounts payable                          86,094   |        136,059        (115,010)  |        136,059          (47,752)
        Accrued expenses                         (22,382)  |         14,454         (24,689)  |         14,454           71,654
        Other                                         --   |                        (37,267)  |             --               --
                                              ----------   |     ----------     -----------   |    -----------      -----------
                                                           |                                  |
    Net cash flows provided by operating                   |                                  |
     activities                                1,413,297   |      1,095,325       1,572,765   |      1,123,779        2,201,982
                                              ----------   |     ----------     -----------   |    -----------      -----------
                                                           |                                  |
Cash flows from investing activities:                      |                                  |
    Purchase of property and equipment           (40,451)  |        (75,152)       (144,154)  |        (71,552)        (345,600)
                                              ----------   |     ----------     -----------   |    -----------      -----------
                                                           |                                  |
    Net cash flows used in                                 |                                  |
      investing activities                       (40,451)  |        (75,152)       (144,154)  |        (71,552)        (345,600)
                                              ----------   |     ----------     -----------   |    -----------      -----------
                                                           |                                  |
Cash flows from financing activities:                      |                                  |
    Net transfers (to) from parent company      (232,185)  |       (935,174)     (1,238,191)  |     (1,086,610)      (1,817,371)
                                              ----------   |     ----------     -----------   |    -----------      -----------
                                                           |                                  |
    Net transfers (to) from parent company      (232,185)  |       (935,174)     (1,238,191)  |     (1,086,610)      (1,817,371)
                                              ----------   |     ----------     -----------   |    -----------      -----------
                                                           |                                  |
Net increase (decrease) in cash                1,140,661   |         84,999         190,420   |        (34,383)          39,011
                                                           |                                  |
Cash at the beginning of the period              308,672   |        152,635         118,252   |        152,635          113,624
                                              ----------   |     ----------     -----------   |    -----------      -----------
                                                           |                                  |
Cash at the end of the period                 $1,449,333   |     $  237,634     $   308,672   |    $   118,252      $   152,635
                                              ==========   |     ==========     ===========   |    ===========      ===========



   The accompanying notes are an integral part of these financial statements.

RADIO STATIONS WGRD-FM, WTRV-FM, WLHT-FM AND WNWZ-AM
COMBINED STATEMENTS OF STATIONS' EQUITY
--------------------------------------------------------------------------------

Balance at February 1, 1998 (Capstar Communications, Inc.)         $53,483,401

Net income                                                             693,608

Corporate expense allocation                                           386,700

Net transfer to/from parent, Capstar Communications, Inc.           (1,817,371)
                                                                   -----------

Balance at December 31, 1998 (Capstar Communications, Inc.)         52,746,338

Net income                                                             302,984

Corporate expense allocation                                           177,829

Net transfer to/from parent, Capstar Communications, Inc.           (1,086,610)
                                                                   -----------

Balance At July 12, 1999 (Capstar Communications, Inc.)             52,140,541
------------------------------------------------------------------------------

Balance at July 13, 1999 (AMFM Inc.)                                71,076,012

Net income (loss)                                                     (591,586)

Corporate expense allocation                                            88,517

Net transfer, to/from parent, AMFM Inc.                             (1,238,191)
                                                                   -----------

Balance at December 31, 1999 (AMFM Inc.)                           $69,334,752
                                                                   -----------



   The accompanying notes are an integral part of these financial statements.

RADIO STATIONS WGRD-FM, WTRV-FM, WLHT-FM AND WNWZ-AM
NOTES TO COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.   BASIS OF PRESENTATION:

     These financial statements of WGRD-FM, WTRV-FM, WLHT-FM and WNWZ-AM, located in Grand Rapids, Michigan owned by AMFM Inc. (collectively referred to as the "Stations") from July 13, 1999 through August 24, 2000 have been prepared in conjunction with the sale of the Stations to Regent Communications Inc. (see Note 9).

     AMFM Inc. ("AMFM") owned and operated radio stations WGRD-FM, WTRV-FM, WLHT-FM and WNWZ-AM from July 13, 1999 through December 31, 1999. At the close of business on July 13, 1999, AMFM purchased the stock of Capstar Communications, Inc. (Capstar). Capstar owned and operated the Stations from February 1, 1998 through July 12, 1999. Capstar purchased the stations from Patterson Broadcasting on February 1, 1998 and as a result the results of operations and cash flows reflect only the eleven month's ended December 31, 1998. As a result of the changes in ownership the financial position, results of operations and cash flows of the stations subsequent to the date of the AMFM acquisition are labeled AMFM in the accompanying combined financial statements, and results of operations and cash flows of the Stations for the period prior to the AMFM acquisition are labeled Capstar.

     These combined financial statements present the operations of the Stations on a "carved-out" basis. The combined financial statements have been prepared as if the Stations had operated as a stand-alone entity for all periods presented, and include only those assets, liabilities, revenues and expenses directly attributable to the Stations' operations. The Stations are allocated certain corporate expenses for services provided by AMFM and Capstar based upon the percentage of revenue of each station to total revenue of all stations operated by AMFM and Capstar. Though management is of the opinion that all allocations used are reasonable and appropriate, other allocations might be used that could produce results substantially different from those reflected herein and these cost allocations might not be indicative of amounts which might be paid to unrelated parties for similar services or if the Stations had been operated on a stand-alone basis. Corporate departmental expenses of $88,517, $177,829 and $386,700 have been allocated to the Stations during July 13 to December 31, 1999, January 1 to July 12, 1999 and the eleven months ended December 31, 1998, respectively, for management salaries and benefits, legal services, corporate office expenses, and other miscellaneous expenses. The financial information included herein does not necessarily reflect the financial position and results of operations of what the Stations would have experienced had they been operated as a stand-alone entity during the periods covered, and may not be indicative of future operations or financial position.

     The financial statements for the six months ended June 30, 2000 and 1999 are unaudited, but, in the opinion of management, such financial statements have been presented on the same basis as the audited financial statements for the year ended December 31, 1999, and include all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of the financial position and results of operations and cash flows for these periods.

     The Stations did not maintain a significant cash balance, but were funded as needed by their parent company. In turn, if the Stations generated positive cash flow, the amounts were transferred back to the Parent Company. The net of these activities for each period has been presented in Stations' Equity as net transfers to and from the parent company.

RADIO STATIONS WGRD-FM, WTRV-FM, WLHT-FM AND WNWZ-AM
NOTES TO COMBINED FINANCIAL STATEMENTS (continued)
--------------------------------------------------------------------------------

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     The significant accounting principles followed by the Stations and the methods of applying those principles that materially affect the determination of financial position, results of operation, and cash flows are summarized below.

     a. CONCENTRATIONS OF CREDIT RISK: Financial instruments which potentially subject the Stations to concentrations of credit risk consist principally of accounts receivable. The credit risk is limited due to the large number of customers comprising the Stations' customer base.

     b. FAIR VALUE OF FINANCIAL INSTRUMENTS: Financial instruments as of December 31, 1999 and 1998 consist of cash, accounts receivable, and accounts payable, all of which approximate fair value.

     c. PROPERTY AND EQUIPMENT: Purchases of property and equipment, including additions and improvements and expenditures for repairs and maintenance that significantly add to productivity or extend the economic lives of the assets, are capitalized at cost and depreciated on a straight-line basis over their estimated useful lives, as follows:

          Buildings and improvements                                   20 years
          Broadcasting towers, antennas and equipment             10 - 20 years
          Computers                                                     3 years
          Furniture and fixtures, office equipment and autos            5 years

     d. INTANGIBLE ASSETS: Intangible assets are comprised of FCC licenses and goodwill.

          FCC licenses and goodwill are stated at cost and are being amortized using the straight-line method over 15 years during the period from July 13, 1999 to June 30, 2000 and 40 years for all other periods presented. Goodwill was stated at cost and was amortized over 40 years in 1998. The carrying value of intangible assets is reviewed by the Stations when events or circumstances suggest that their recoverability may be impaired. If this review indicates that the intangibles will not be recoverable, as determined based on the undiscounted cash flows of the entity over the remaining amortization period, the carrying value of the intangibles will be reduced to their respective fair values.

     e. REVENUE RECOGNITION: Revenue is derived primarily from the sale of commercial airtime to local and national advertisers in the Grand Rapids, Michigan market area. Revenue is recognized as commercials are broadcast.

RADIO STATIONS WGRD-FM, WTRV-FM, WLHT-FM AND WNWZ-AM
NOTES TO COMBINED FINANCIAL STATEMENTS (continued)
--------------------------------------------------------------------------------
     f. BARTER AGREEMENTS: The Stations enter into trade agreements which give rise to sales of advertising air time in exchange for products and services. Revenues from trade agreements are recognized at the fair market value of products or services received as advertising airtime is broadcast. Products and services received are expensed when used in the broadcast operations. Revenues from trade agreements were $121,319, $111,440, $94,750, $122,560 and $157,500 for the six months ended June 30, 2000 and 1999 and the period from July 13, 1999 to December 31, 1999, from January 1, 1999 to July 12, 1999 and the eleven months ended December 31, 1998, respectively. Products and services expensed for the same periods were $121,319, $111,440, $88,780, $128,530 and $166,670, respectively.

     g. INCOME TAXES: The Stations were part of the combined return of their parent company. For purposes of separate financial statement presentation, the Stations' current and deferred-income taxes have been determined as if the Stations' were a separate taxpayer. Deferred tax assets and liabilities have not been allocated to the Stations.

     h. USE OF ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.   ACQUISITION

     AMFM Inc.- On July 13, 1999, Chancellor Media Corporation acquired the stock of Capstar Communications and changed the name of the combined entity to AMFM Inc. Under the terms of the merger, Capstar stockholders received AMFM Inc. shares for their Capstar shares. This merger was accounted for as a purchase transaction. The results of the allocation of the purchase price to the Stations are as follows:

         Accounts receivable                                    $  1,902,166
         Broadcasting equipment and furniture and equipment        1,544,696
         FCC license                                              52,344,933
         Goodwill                                                 15,502,431
         Other net liabilities                                      (218,214)
                                                                ------------
                                                                $ 71,076,012

     Capstar Communications, Inc.- On January 29, 1998 Capstar Communications Inc. acquired all of the outstanding preferred stock, common stock and common stock equivalents of Patterson Broadcasting, Inc. This acquisition was accounted for as a purchase transaction. The results of the allocation of the purchase price to the Stations are as follows:

         Accounts receivable                                    $  1,355,824
         Broadcasting equipment and furniture and equipment        1,529,662
         FCC license                                              40,016,862
         Goodwill                                                 10,662,689
         Other net liabilities                                       (81,636)
                                                                ------------
                                                                $ 53,483,401
4.   PROPERTY AND EQUIPMENT:

     Property and equipment at December 31, 1999 and 1998 consisted of the following:

                                                               AMFM           CAPSTAR
                                                            ------------     ----------
                                                                    DECEMBER 31,
                                                                1999            1998
                                                            ------------     ----------
     Land                                                    $  142,695      $  142,695
     Building and improvements                                   46,233          52,301
     Broadcasting towers, antennas and equipment              1,161,532       1,260,966
     Computers                                                  171,582         225,507
     Furniture and fixtures, office equipment and autos         166,808         156,138
                                                             ----------      ----------

             Total property and equipment                     1,688,850       1,837,607
     Less: accumulated depreciation                              95,818         170,422
                                                             ----------      ----------

     Property and equipment, net                             $1,593,032      $1,667,185
                                                             ==========      ==========

     Depreciation expense for the periods from July 13, 1999 to December 31, 1999, January 1, 1999 to July 12, 1999 and the eleven months ended December 31, 1998 was $95,818, $120,056 and $170,422 respectively.

RADIO STATIONS WGRD-FM, WTRV-FM, WLHT-FM AND WNWZ-AM
NOTES TO COMBINED FINANCIAL STATEMENTS (continued)
--------------------------------------------------------------------------------

5.   INTANGIBLE ASSETS:

     Intangible assets at December 31, 1999 and 1998 consisted of the following:

                                             AMFM           CAPSTAR
                                         -----------      -----------
                                                 DECEMBER 31,
                                             1999            1998
                                         -----------      -----------
     Goodwill                            $15,502,431      $10,662,688
     FCC licenses                         52,388,812       40,016,862
                                         -----------      -----------

             Total intangibles            67,891,243       50,679,550

     Less: accumulated amortization        1,971,590        1,162,180
                                         -----------      -----------

     Intangible assets, net              $65,919,653      $49,517,370
                                         ===========      ===========

     Amortization expense for the period from July 13, 1999 to December 31, 1999, from January 1, 1999 to July 12, 1999 and the eleven months ended December 31, 1998 were $1,971,590, $679,453 and $1,162,180, respectively.

6.   INCOME TAXES:

     The components of the provisions for income taxes are as follows:

                                                    AMFM                          CAPSTAR
                                               ---------------      ------------------------------------
                                                 PERIOD FROM          PERIOD FROM         PERIOD FROM
                                                JULY 13, 1999       JANUARY 1, 1999     FEBRUARY 1, 1998
                                               TO DECEMBER 31,        TO JULY 12,        TO DECEMBER 31,
                                                    1999                  1999                1998
                                               ---------------      ----------------    ----------------
Current:
    Federal                                      $   335,017          $   261,154            531,014
    State                                             52,077               51,354             92,301
Deferred:
    Federal                                         (356,302)              (3,806)               500
    State                                             24,505                1,915              3,336
                                                 -----------          -----------         ----------

                                                 $    55,297          $   310,617         $  627,151
                                                 ===========          ===========         ==========


     The following is a reconciliation of the Statutory Federal income tax rate with the effective tax rate for each year:

                                              AMFM                            CAPSTAR
                                        -----------------     ------------------------------------------
                                           Period from           Period from            Period from
                                        July 13, 1997 to       January 1, 1999        February 1, 1998
                                        December 31, 1999     to July 12, 1999      to December 31, 1998
                                        -----------------     ----------------      --------------------
U.S. Federal Statutory rate                  34.0%                 34.0%                   34.0%

State and local income taxes,
  net of federal benefit                    (14.3%)                 8.7%                    7.3%

Amortization of non-deductible
  intangible assets                         (30.0%)                 7.9%                    6.2%
                                            -----                  ----                    ----
  Effective rate                            (10.3%)                50.6%                   47.5%

RADIO STATIONS WGRD-FM, WTRV-FM, WLHT-FM AND WNWZ-AM
NOTES TO COMBINED FINANCIAL STATEMENTS (continued)
--------------------------------------------------------------------------------

7.   COMMITMENTS AND CONTINGENCIES:

     The Stations lease office equipment, studio facilities and tower space under certain non-cancelable operating leases. In addition, the station's carry various non-cancelable employment agreements. Future minimum payments are as follows:

               2000                                  $169,614
               2001                                    11,088
               2002                                    11,088
               2003                                    10,164
               2004                                        --
               Thereafter                                  --
                                                     --------

                                                     $201,954
                                                     ========

     Rent expense was $76,204, $90,060 and $160,239 for the period from July 13 to December 31, 1999, January 1 to July 12, 1999 and February 1 to December 31, 1998, respectively.

8.   RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS:

     In December 1999, Securities Exchange Commission (SEC) staff issued SAB 101 "Revenue Recognition in Financial Statement", which was effective for fiscal years beginning after December 15, 1999, but was delayed until no later than the fourth fiscal quarter of fiscal years beginning after December 15, 1999, by the issuance of SAB 101B. SAB 101 provides guidance on applying generally accepted accounting principles for recognizing revenue. The Stations believe that applying the provisions of SAB 101 will not significantly affect the Stations.

RADIO STATIONS WGRD-FM, WTRV-FM, WLHT-FM AND WNWZ-AM
NOTES TO COMBINED FINANCIAL STATEMENTS (continued)
--------------------------------------------------------------------------------

9.   SUBSEQUENT EVENT:

     On August 24, 2000, pursuant to the terms of an Asset Exchange Agreement dated as of March 12, 2000, as amended, Regent Communications Inc. ("Regent") acquired from Clear Channel Broadcasting, Inc., Capstar Radio Operating Company and their related entities substantially all of the assets of four FM and two AM radio stations in Albany, New York and three FM and one AM radio stations in Grand Rapids, Michigan in exchange for substantially all of the assets of Regent's five FM and three AM radio stations in the Mansfield, Ohio and Victorville, California markets and the payment by Regent of $80,465,000 in cash.